PRESS RELEASE                            FOR IMMEDIATE RELEASE
                                    July 11, 2023

Five Star Bancorp Announces 2nd Quarter 2023
Earnings Release Date and Webcast

Rancho Cordova, CA (July 11, 2023) - Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) expects to report its financial results for the quarter ended June 30, 2023, after the stock market closes on Monday, July 24, 2023.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on July 25, 2023.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star Bank has seven branches and one loan production office in Northern California.

Media Contact:
Heather C. Luck, CFO
Five Star Bancorp
hluck@fivestarbank.com
916.626.5008

Shelley R. Wetton, CMO
Five Star Bancorp
swetton@fivestarbank.com
916.284.7827